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                                                                     EXHIBIT 5.1

                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK NEW YORK 10022
                              TEL: (212) 735-3000
                              FAX: (212) 735-2000


                                              October 20, 1998



NTL Incorporated
110 East 59th Street
New York, NY 10022


               Re:  NTL Incorporated
                    Registration Statement on Form S-4
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to NTL Incorporated, a Delaware corporation (the "Company"), in connection with the public offering of (Pounds)125,000,000 aggregate principal amount of the Company's 9 1/2% Series B Senior Notes Due 2008 (the "New Sterling Senior Notes"), (Pounds)300,000,000 aggregate principal amount at maturity of the Company's 9 3/4% Series B Senior Deferred Coupon Notes Due 2008 (the "New Sterling Deferred Coupon Notes"), and $1,300,000,000 aggregate principal amount at maturity of the Company's 10 3/4% Series B Senior Deferred Coupon Notes Due 2008 (the "New USD Deferred Coupon Notes Due 2008" and, together with the New Sterling Senior Notes and the New Sterling Deferred Discount Notes, the "New Notes"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer"), in exchange for (i) in the case of the New Sterling Senior Notes, a like principal amount of the issued and outstanding 9 1/2% Senior Notes Due 2008 of the Company (the "Old Sterling Senior Notes") and (ii) in the case of the New Sterling Deferred Coupon Notes and the New USD Deferred Coupon Notes, respec-
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NTL Incorporated
October 14, 1998
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tively, a like principal amount at maturity of the issued and outstanding 10
3/4% Senior Deferred Coupon Notes Due 2008 of the Company (the "Old Sterling Deferred Coupon Notes") and the 9 3/4% Senior Deferred Coupon Notes Due 2008 of the Company (the "Old USD Deferred Coupon Notes" and, together with the Old Sterling Senior Notes and the Old Sterling Deferred Coupon Notes, the "Old Notes", the New Notes and the Old Notes being referred to herein collectively as the "Notes"), respectively, under the Indentures for the respective Notes, each dated as of March 13, 1998 (the "Indentures"), by and among the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"). The Exchange Offer is contemplated by the Registration Rights Agreements, each dated March 13, 1998, between the Company and (i) in the case of the Old Sterling Senior Notes and the Old Sterling Deferred Coupon Notes, Donaldson, Lufkin & Jenrette International, Morgan Stanley & Co. International Limited, BT Alex. Brown International, Division of Bankers Trust International PLC, Chase Securities Inc. and Salomon Brothers International Limited, and (ii) in the case of the Old USD Deferred Coupon Notes, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, BT. Alex. Brown Incorporated, Chase Securities Inc. and Salomon Brothers Inc.

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (Registration No. 333-56177), as filed by the Company with the Securities and Exchange Commission (the "Commission") on June 5, 1998 under the Act, and Amendment No. 1 thereto, filed with the Commission on October 20, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of each of the Registration Rights Agreements; (iii) an executed copy of each of the Indentures; (iv) the Restated Certificate of

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NTL Incorporated
October 14, 1998
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Incorporation of the Company, as amended to date; (v) the By-Laws of the
Company, as amended to date; (vi) certain resolutions adopted by the Board of Directors of the Company and a pricing committee of the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Old Notes and the New Notes, the Indentures and related matters; (vii) the Forms T-1 of the Trustee filed as exhibits to the Registration Statement; and (viii) the form of the New Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

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NTL Incorporated
October 14, 1998
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          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the New Notes have been duly executed and authenticated in accordance with the terms of the applicable Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). With respect to the enforceability of all obligations under the New Sterling Senior Notes and the New Sterling Deferred Coupon Notes payable in pounds sterling, we note that a United States federal court would award a judgment only in United States dollars and that a judgment of a court in the State of New York rendered in pounds sterling would be converted into United States dollars at the rate of exchange prevailing on the date of entry of such judgment.

          In rendering the opinions set above, we have assumed that (a) the execution, authentication and delivery by the Company of the New Notes do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Restated Certificate of Incorporation, the Company's By-Laws, the Indentures, or the Registration Rights Agreements), (ii) any law, rule, or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware General Corporation Law and those laws, rules and regulations of the State of New York and the United States of America, in each case, which, in our

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NTL Incorporated
October 14, 1998
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experience, are normally applicable to transactions of the type contemplated by the Exchange Offer (other than the United States federal securities laws, state securities or Blue Sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority and (b) the choice of the pound sterling as the currency in which the New Sterling Senior Notes and the New Sterling Deferred Coupon Notes are denominated does not contravene any exchange controls or other laws of the United Kingdom.

          In addition, in relation to the opinion set forth above insofar as it relates to the New Sterling Senior Notes and the New Sterling Deferred Coupon Notes, we bring to your attention Title 16 of the New York General Obligations Law (the "GOL"). Title 16 of the GOL provides, among other things, that on the implementation from time to time of Economic and Monetary Union in the Member States of the European Union in accordance with the Treaty on European Union by the adoption of participating Member States of a single currency (the "Euro"), if the subject or medium of payment of a contract, security or instrument is a currency that has been substituted or replaced by the Euro, the Euro will be a commercially reasonable and substantial equivalent that may be either (a) used in determining the value of such currency or (b) tendered in accordance with the regulations adopted by the Council of the European Union. In addition, Title
16 of the GOL provides that none of (a) the introduction of the Euro, (b) the tendering of Euros in connection with any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence, (c) the determining of the value of any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence or (d) the calculating or determining of the subject or medium of payment of a contract, security or

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NTL Incorporated
October 14, 1998
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instrument with reference to interest rate or other basis has been substituted and replaced due to the introduction of the Euro and that is a commercially reasonable substitute and substantial equivalent, shall have either the effect of discharging or excusing performance under any contract, security or instrument or give a party the right to unilaterally alter or terminate any contract, security or instrument. Title 16 of the GOL further provides that its provisions shall not alter or impair and shall be subject to any agreements concerning the Euro between the parties. We note, however, that to the best of our knowledge, there has been no judicial consideration of Title 16 of the GOL by a New York court and, in the absence of any judicial authority, we are unable to express a view as to the interpretation or application a New York court may give to Title 16 of the GOL.


          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                         Very truly yours,



                          /s/  Skadden, Arps, Slate,
                              Meagher & Flom LLP


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